Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--1C (North Carolina Intermediate Term Trust)

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 2-96076 of our opinion dated November 1, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 1, 1999